EXHIBIT 99.1

Greenidge Generation Announces Financial and Operating Results for Second Quarter 2022 and Provides Operational Update for July 2022

Second Quarter 2022 Highlights

•
Revenue of $31.3 million for the second quarter of 2022
•
GAAP net loss of $(107.9) million for the quarter, impacted by $98.2 million of special items
•
Adjusted EBITDA of $2.9 million for the quarter
•
LTM Adjusted EBITDA of $52.5 million
•
Produced approximately 621 bitcoin during the second quarter
•
Power plant uptime of 100.0% in second quarter, 99.8% YTD, and 98.3% LTM, including downtime for scheduled maintenance outages
•
Mining capacity of approximately 2.5 EH/s from approximately 27,500 miners at June 30, 2022
•
$67 million in cash and fair value of cryptocurrency holdings at June 30, 2022
•
Approximately $92 million of additional cash on deposit with Bitmain as of June 30, 2022
•
Minimal additional cash contributions anticipated to complete purchase of miners in order book

July 2022 Operational Update

•
Produced approximately 287 bitcoin in July 2022
•
Approximately 2.7 EH/s of mining capacity from approximately 29,300 miners as of July 31, 2022
•
Power plant uptime of 100.0%

Adjusted net (loss) income, Adjusted EBITDA, Adjusted EBITDA margin and last twelve months (“LTM”) Adjusted EBITDA are non-GAAP measures. See the tables attached to this press release for a reconciliation from GAAP to non-GAAP measures and "Use of Non-GAAP Information" below for more details.

Fairfield, Conn. – August 15, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated cryptocurrency datacenter and power generation company, today announced financial and operating results for the second quarter of 2022 and provided an operational update for the month ended July 31, 2022.

“While our team once again delivered strong operational performance in terms of bitcoin production and plant uptime for the quarter and for the month of July, the approximately 60% decrease in the price of bitcoin during the second quarter coupled with the spike in global energy prices clearly presents a challenging earnings environment,” said Jeff Kirt, Chief Executive Officer of Greenidge. “The sudden change in mining economics has driven us to refocus our strategy to prudently prioritize liquidity and capital preservation over aggressive growth – while maintaining our relentless focus on operational performance.

“As a result, we have chosen to pause our plans to develop certain additional sites in our pipeline in the ERCOT market and, instead, intend to concentrate our operations at our two existing sites in South Carolina and New York for the time being. We now expect to have at least 3.6 EH/s of mining capacity by the first quarter of 2023 and expect to maintain our first quarter 2023 level of mining capacity until we determine that market conditions are attractive for additional growth.

“Our development plan is fully funded with cash on our balance sheet and substantially all of the required infrastructure equipment has been procured. We anticipate minimal cash contributions, if any, will be required to finance the purchase of our remaining order book and expect the cost of the remaining infrastructure build to be less than $7.5 million.

“Importantly, our lenders have shown strong support of our revised development plan by working with us to flatten our amortization curve in order to further enhance liquidity during this challenging time for our industry. This provides us with additional near-term liquidity as we complete our revised development plan in the upcoming months, which allows us to benefit from the next uptick in the bitcoin cycle while also providing us with a stronger liquidity position in the event of a market downturn”

Second Quarter 2022 Financial Results

$ in thousands, except Adjusted EBITDA margin	Q2 2022	Q2 2021	Variance
Total Revenue	$31,339	$16,176	94%
Cryptocurrency datacenter revenue	$20,067	$14,064	43%
Power and capacity revenue	$2,859	$2,112	35%
Adjusted EBITDA	$2,872	$8,065	-64%
Adjusted EBITDA margin	9.2%	49.9%

Greenidge’s revenue for the second quarter was $31 million, up 94% compared to the prior year period. Cryptocurrency datacenter revenue for the second quarter was $20 million, up 43% compared to the prior year period, and Power and capacity revenue for the second quarter was $3 million, up 35% compared to the prior year period. Greenidge’s Support.com subsidiary, which was acquired in September 2021, generated approximately $8.1 million in second quarter revenue and was not included in Greenidge’s second quarter 2022 results. Support.com revenue is included in Greenidge’s Services and other revenue line item on the income statement.

Greenidge produced approximately 621 bitcoin during the second quarter of 2022, compared to 315 bitcoin in the second quarter of 2021, and had approximately 27,500 miners with approximately 2.5 EH/s of combined capacity as of June 30, 2022.

Net loss was $(107.9) million for the second quarter as compared to net income of $3.5 million in the prior year period. As detailed below and in Greenidge’s Quarterly Report on Form 10-Q filed today, the second quarter of 2022 results had $98.2 million of special items. Following a substantial drop in the price of bitcoin and a spike in energy prices in the second quarter, in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment, Greenidge took a $71.5 million nonrecurring, noncash charge in the quarter. Additionally, Greenidge’s second quarter 2022 results included an $11.1 million charge for the remeasurement of environmental liabilities, $0.5 million of merger and other costs, $0.1 million of expansion costs and a $15.0 million tax charge for the recognition of a valuation allowance on deferred tax assets primarily related to historical net operating loss carryforwards of the Support.com business that was acquired in 2021. Adjusted net loss was $(9.7) million, compared to Adjusted net income of $4.2 million in the prior year period.

Adjusted EBITDA for the second quarter was $2.9 million, or 9.2% of revenue, compared to the prior year period of $8.1 million, or 49.9% of revenue

Greenidge ended the quarter with approximately $67 million of cash and fair market value of cryptocurrency holdings, of which, less than $1 million was cryptocurrency holdings. In addition, Greenidge had approximately $92 million of cash on deposit with Bitmain Technologies, Ltd as of June 30, 2022.

Power Plant Performance

Greenidge’s mining operations in Dresden, NY are powered by the power plant located at the facility. The plant is periodically offline for scheduled maintenance outages and for unscheduled outages. In the second quarter of 2022, the plant was offline for zero (0) hours, representing an uptime, defined as running hours divided by total hours in the period, of 100.0%. For the six months June 30, 2022, the plant was offline for seven (7) hours, representing an uptime of 99.8%. For the twelve months ended June 30, 2022, the plant was offline for 149 hours, representing an uptime of 98.3%. Greenidge commenced mining operations in scale at its Dresden facility in the first quarter of 2020. For the 27 month period beginning April 1, 2020 and ending June 30, 2022, the plant was offline for a total of 324 hours, representing an uptime for the period of 98.4%. Offline hours mentioned above include hours the plant is offline for scheduled maintenance. The plant’s maintenance schedule currently has approximately 190 hours of planned time offline in the second half of 2022.

July 2022 Operational Update

During the month of July 2022, Greenidge produced approximately 287 bitcoin. As of July 31, 2022, Greenidge had approximately 2.7 EH/s of mining capacity from approximately 29,300 miners. Additionally, Greenidge had approximately 2,800 miners in transit as of July 31, 2022. The power plant at Greenidge’s Dresden facility was offline for zero (0) hours during the month, representing an uptime of 100.0%.

Development Plan Update

Pursuant to Greenidge’s revised development plan, it now expects to have at least 3.6 EH/s of mining capacity by the first quarter of 2023 and expects mining capacity to remain at first quarter 2023 levels until it determines market conditions are attractive for additional growth. Greenidge expects to have ample mining infrastructure available at its locations in New York and South Carolina to accommodate this capacity and has substantially all of the mining infrastructure equipment on hand including the required transformers, switchgear, PDUs and mobile mining structures. The expected cost to procure the contractor services and any remaining infrastructure equipment required to develop Greenidge’s mining infrastructure is less than $7.5 million. Following a planned upgrade to the electrical service at its Spartanburg, SC site in late 2022 or early 2023, Greenidge expects to have 50 megawatts of electrical capacity available at the site.

In the second quarter, Greenidge began to upgrade its fleet efficiency by reducing its inventory of older, less efficient mining equipment in order to free up mining capacity for newer, more efficient miners in its order book. Greenidge expects this trend to continue during the second half of 2022 and may also consider other asset sales, including but not limited to sales of surplus mining infrastructure equipment, to further enhance its liquidity position.

Lender Support of Development Plan

As further detailed in Greenidge’s Quarterly Report on Form 10-Q filed today, on August 10, 2022, B Riley Commercial Capital, LLC and Greenidge amended the terms of Greenidge’s Secured Promissory Note by extending the maturity to June 2023, reducing scheduled monthly amortization payments and reducing certain mandatory prepayments. The interest rate of the Secured Promissory Note was revised to 7.5% and the principal balance following the amendment was $16.4 million.

Title V Air Permit Commentary

Consistent with the intentions provided in its press release on June 30, 2022, Greenidge filed a notice with the New York Department of Environmental Conservation (“NYDEC”) on July 28, 2022, requesting a hearing on the NYDEC’s decision to deny Greenidge’s application for a Title V Air Permit Renewal at its Dresden, NY facility. Greenidge is permitted to operate uninterrupted under a State Administrative Procedures Act extension, in full compliance with its existing Title V Air Permit, until four months after final resolution of the adjudicatory hearing. While no adjudicatory proceedings have been scheduled to date, Greenidge has been advised that, based on the progression of previous and ongoing cases of a similar nature, the appeals process may take a number of years to fully resolve.

GAAP Adjustments and Charges

Following a substantial drop in the price of bitcoin and a spike in energy prices in the second quarter, in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment, Greenidge undertook an impairment assessment pertaining to long-lived assets that resulted in a non-cash charge of $72 million reflected in the income statement and the property and equipment line item of the balance sheet. Further details of the ASC 360 impairment are available in Greenidge’s Quarterly Report on Form 10-Q for the period ended June 30, 2022.

Separately, Greenidge adjusted its estimate pertaining to a legacy environmental liability associated with a settling pond located at its Dresden, NY facility. The liability results from operations prior to Greenidge’s ownership of the site and was assumed when Greenidge purchased the facility in 2014. The adjustment resulted in a $11 million charge during the quarter.

Additionally, the Company recognized a charge of $15 million during the second quarter for a valuation allowance associated with deferred tax assets recorded primarily relating to net operating losses of the Support.com business, which was acquired in 2021.

Webcast Management Presentation

Greenidge will host a management presentation on Monday, August 15, 2022 at 5 p.m. Eastern time. Greenidge's management team will discuss the financial results and provide a general business update.

A link to the management presentation will be available on Greenidge's Investor Relations website at http://ir.greenidge.com and will be available for replay.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company. Greenidge is committed to 100% carbon-neutral datacenter operations at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint.

Use of Non-GAAP Information

To provide investors and others with additional information regarding the financial results of Greenidge (the "Company"), the Company has disclosed in this press release certain non-GAAP operating performance measures of Adjusted EBITDA, Adjusted EBITDA margin, LTM Adjusted EBITDA and Adjusted net (loss) income. Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairments of goodwill and long-lived assets and remeasurement of environmental liabilities. Adjusted EBITDA margin is the percentage of Adjusted EBITDA of revenue. LTM Adjusted EBITDA is Adjusted EBITDA over the last twelve-month period. Adjusted net (loss) income is net (loss) income adjusted for the after-tax impacts of special items determined by management, including but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairments of goodwill and long-lived assets, remeasurement of environmental liabilities and tax charges for the recognition of valuation allowances on deferred tax assets. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measures to U.S. GAAP results is included herein.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) the development of facilities in South Carolina and New York, (ii) future mining capacity, (iii) future electrical capacity, (iv) future liquidity, (v) the ability to obtain future debt or equity financing, and (vi) the Department Title V Air Permit appeal process, are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2021, in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:

Investor Relations

investorrelations@greenidge.com

Media Inquiries

media@greenidge.com

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021
Amounts denoted in 000's (except per share data)
	Three Months Ended June 30,
	2022	2021	Variance
REVENUE:
Cryptocurrency datacenter	$20,067	$14,064	43%
Power and capacity	2,859	2,112	35%
Services and other	8,413	-	N/A
Total revenue	31,339	16,176	94%
OPERATING COSTS AND EXPENSES
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	11,664	2,754	324%
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	3,172	1,970	61%
Cost of revenue - Services and other (exclusive of depreciation and amortization)	3,573	-	N/A
Selling, general and administrative	11,088	3,627	206%
Merger and other costs	485	938	-48%
Depreciation and amortization	4,867	1,603	204%
Impairment of long-lived assets	71,500	-
Remeasurement of environmental liabilities	11,109	-
(Loss) income from operations	(86,119)	5,284	-1730%
OTHER (EXPENSE) INCOME, NET:
Interest expense	(6,910)	(202)	3321%
(Loss) gain on sale of digital assets	(10)	(154)	-94%
Gain on sale of assets	629	-
Other income, net	17	(13)	-231%
Total expense, net	(6,274)	(369)	1600%
LOSS BEFORE INCOME TAXES	(92,393)	4,915	-1980%
Provision for income taxes	15,489	1,397	1009%
NET (LOSS) INCOME	$(107,882)	$3,518	-3167%

Earnings per share:
Basic	$(2.61)	$0.12
Diluted	$(2.61)	$0.10

Reconciliation of Net loss (income) to Adjusted EBITDA
Net (loss) income	$(107,882)	$3,518
Provision for income taxes	15,489	1,397
Interest expense, net	6,910	202
Depreciation and amortization	4,867	1,603
EBITDA	(80,616)	6,720
Stock-based compensation	306	407
Impairment of long-lived assets	71,500	-
Remeasurement of environmental liability	11,109	-
Merger and other costs	485	938
Expansion costs	88	-
Adjusted EBITDA	$2,872	$8,065
Adjusted EBITDA percentage of revenue	9.2%	49.9%

Reconciliation of Net (loss) income to Adjusted Net income (loss):
Net (loss) income	$(107,882)	$3,518
Impairment of long-lived assets	71,500	-
Remeasurement of environmental liability	11,109	-
Merger and other costs, after tax	485	680
Expansion costs, after tax	88	-
Tax charge for valuation allowance	15,056	-
Adjusted net (loss) income:	$(9,644)	$4,198

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Amounts denoted in $000's
	June 30,2022
	(Unaudited)	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,382	$82,599
Short term investments	-	496
Digital assets	323	476
Accounts receivable	6,520	5,524
Prepaid expenses	11,286	9,146
Emissions and carbon offset credits	1,260	2,361
Total current assets	85,771	100,602
LONG-TERM ASSETS:
Property and equipment, net	249,202	217,091
Right-of-use assets	1,278	1,472
Intangible assets	3,073	3,537
Goodwill	3,062	3,062
Deferred tax assets	17	15,058
Other long-term assets	563	445
Total assets	$342,966	$341,267

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,054	$5,923
Accrued emissions expense	3,890	2,634
Accrued expenses	17,424	10,375
Income taxes payable	165	2,481
Long-term debt, current portion	65,016	19,577
Lease obligation, current portion	291	736
Total current liabilities	98,840	41,726
LONG-TERM LIABILITIES:
Long-term debt, net of current portion and deferred financing fees	110,752	75,251
Lease obligation, net of current portion	166	193
Asset retirement obligations	-	2,691
Environmental liability	22,415	8,615
Other long-term liabilities	361	368
Total liabilities	232,534	128,844
STOCKHOLDERS' EQUITY	110,432	212,423
Total liabilities and stockholders' equity	$342,966	$341,267

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
LTM ADJUSTED EBITDA
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
Amounts denoted in 000's

				Trailing
	Fiscal Year	Six Months Ended	Six Months Ended	12 Months
	2021	June 30, 2021	June 30, 2022	June 30, 2022
Net (loss) income	$(44,480)	$4,797	$(108,310)	$(157,587)
Provision for income taxes	408	2,129	15,121	13,400
Interest expense, net	3,692	390	10,262	13,564
Depreciation and amortization	8,855	2,864	8,845	14,836
EBITDA	(31,525)	10,180	(74,082)	(115,787)
Stock-based compensation	3,770	1,063	669	3,376
Goodwill impairment	42,307	-	-	42,307
Impairment of long-lived assets	-	-	71,500	71,500
Merger and other costs	32,272	1,248	698	31,722
Expansion costs	2,362	-	2,192	4,554
Remeasurement of environmental liabilities	3,688	-	11,109	14,797
Adjusted EBITDA	$52,874	$12,491	$12,086	$52,469